UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 3, 2007 (April 2, 2007)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 2, 2007, America Service Group Inc. (the “Company”) announced a targeted closing date of April 30, 2007, for the sale of certain assets of Secure Pharmacy Plus, LLC (“SPP”), an indirect subsidiary. As previously announced on March 5, 2007, the Company entered into a non-binding asset purchase proposal on February 28, 2007, whereby it intends to sell certain assets of SPP to Maxor National Pharmacy Services Corporation. The final execution of a definitive asset purchase agreement, long-term supply contract and closing of the transaction is subject to final negotiations of the agreements and final approval of the respective companies’ board of directors, among other things.
     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1      Press Release dated April 2, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: April 3, 2007	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Press release dated April 2, 2007.